[BKD LLP Letterhead]



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this registration statement of First Advantage Bancorp (Corporation) on Form S-8 of our report dated June 14, 2007, on our audit of the consolidated financial statements of First Federal Savings Bank as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, which report is included in the Registration Statement on Form S-1, as amended (File No. 333-144454) filed by the Corporation.

                                            /s/ BKD, LLP
                                            --------------------
                                            BKD, LLP


Louisville, Kentucky
November 29, 2007